QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.1(d)

ARTICLES OF ORGANIZATION OF BEAZER CLARKSBURG, LLC
a Maryland Limited Liability Company

        The undersigned, being the organizer of the limited liability company named herein, hereby certifies that:

        FIRST:    The name of the limited liability company (hereinafter referred to as the "Company") is "Beazer Clarksburg, LLC."

        SECOND:    The purposes for which the Company is formed are as follows:

          (a)   to acquire, hold, own, sell, finance, convey, manage, obtain all necessary governmental approvals for, and otherwise deal with the real property in accordance with this Agreement;

          (b)   to have and exercise all powers now or hereafter conferred by the laws of the State of Maryland on limited liability companies formed pursuant to the Act; and

          (c)   to do any and all things necessary, convenient or incidental to the achievement of the foregoing.

        THIRD:    The address of the principal office of the Company in this State is 8965 Guilford Road, Suite 290, Columbia, Maryland, 21046.

        FOURTH:    The name and address of the resident agent of the Company are William M. Shipp, Esquire, Fossett & Brugger, Chartered, 6404 Ivy Lane, Suite 720, Greenbelt, Maryland, 20770.

        IN WITNESS WHEREOF, I have signed these Articles of Organization and acknowledged them to be my act this 9th day of May, 2001.

/s/ WILLIAM M. SHIPP, ESQ. William M. Shipp, Esquire

        I HEREBY CONSENT TO ACT AS RESIDENT AGENT IN MARYLAND FOR THE ENTITY NAMED HEREIN.

/s/ WILLIAM M. SHIPP, William M. Shipp, Esquire
Return To: William M. Shipp, Esquire 6404 Ivy Lane, Suite 720 Greenbelt, Maryland 20770

This Form is Used by Entity. The Fee is $10.00.

RESOLUTION TO CHANGE PRINCIPAL OFFICE OR RESIDENT AGENT

The directors/stockholders/general partner/authorized person of

BEAZER CLARKSBURG, LLC	..
(Name of Entity)
organized under the laws of	MARYLAND	,	passed the following resolution:
(State)

CHECK APPLICABLE BOX(ES)]

☐ The principal office is changed from: (old address)

to: (new address)

☒ The name and address of the resident agent is changed from:
WILLIAM M. SHIPP, ESQ., FOSSETT & BRUGGER, CHTD.
SUITE 720, 6404 IVY LANE, GREENBELT, MD 20770
to:
CSC-Lawyers Incorporating Service Company
11 East Chase Street, Baltimore, MD 21202
I certify under penalties of perjury the foregoing is true.
/s/ TERESA R. DIETZ, SEC. OF BHHC
Secretary or Assistant Secretary General Partner Authorized Person
I hereby consent to my designation in this document as resident agent for this entity.
CSC-Lawyers Incorporating Service Company
SIGNED	By:	/s/
Resident Agent

Mail to: State Department of Assessments & Taxation, 301 W. Preston Street, Room 801, Baltimore, MD 21201

RESOLUTION TO CHANGE PRINCIPAL OFFICE OR RESIDENT AGENT

The directors/stockholders/general partner/authorized person of

BEAZER CLARKSBURG, LLC	..
(Name of Entity)
organized under the laws of	MARYLAND	,	passed the following resolution:
(State)

[CHECK APPLICABLE BOX(ES)]

☒ The principal office is changed from: (old address)
5775 Peachtree Dunwoody Road, Suite B-200 Atlanta, GA 30342

to: (new address)
Northpark Building 400, 1000 Abernathy Rd., Suite 1200
Atlanta, GA 30328
☐ The name and address of the resident agent is changed from:

to:

I certify under penalties of perjury the foregoing is true.
/s/ TERESA R. DIETZ
Secretary or Assistant Secretary General Partner Authorized Person
I hereby consent to my designation in this document as resident agent for this entity.
CSC-Lawyers Incorporating Service Company
SIGNED	By:

Resident Agent

QuickLinks

  Exhibit 3.1(d)
ARTICLES OF ORGANIZATION OF BEAZER CLARKSBURG, LLC a Maryland Limited Liability Company